Exhibit 10.7
AMENDMENT TO AGREEMENT AND PLAN OF MERGER
     This Amendment (the “Amendment”), dated as of October 15, 2008, amends that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among Coria Laboratories, Ltd., a Delaware corporation (the “Company”), its stockholders (i) DFB Pharmaceuticals, Inc., a Texas corporation, (ii) H. Paul Dorman, (iii) John W. Feik, (iv) Anne Burnett Windfohr, (v) John L. Marion and (vi) John W. Mason (collectively, the “Sellers”), Valeant Pharmaceuticals International, a Delaware corporation (“Buyer”), and CL Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Buyer (“Newco”). All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.
     WHEREAS, pursuant to Section 12.4 of the Merger Agreement, the parties to the Merger Agreement desire that the Merger Agreement be amended.
     NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the undersigned hereby agree as follows:
     1. Amendment.
          A. Until such time as the parties shall negotiate and execute an Amended and Restated Facility Lease, the term “Amended and Restated Facility Lease” as used throughout the Merger Agreement shall mean that certain Lease Term Sheet, dated October 15, 2008, by and between the Company and Healthpoint, Ltd.
          B. Section 9.8 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
          “Intentionally Deleted.”
     2. Consent to Assignment. The parties hereto agree that the Successor Corporations may assign to Valeant Pharmaceuticals North America, or any of its other affiliates, any and all of its rights under the Transaction Documents.
     3. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the laws of such jurisdiction that would require the substantive laws of another jurisdiction to apply.
     4. Full Force and Effect. Except as amended hereby, the Merger Agreement shall remain in full force and effect.
     5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, it being understood that the parties need not sign the same counterpart and a facsimile signature shall be valid.
     6. Headings. Headings in this Amendment are included for reference only and shall have no effect upon the construction or interpretation of any part of this Amendment.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Merger Agreement as of the date first above written.

COMPANY:		BUYER:

CORIA LABORATORIES, LTD.		VALEANT PHARMACEUTICALS
INTERNATIONAL

By:	/s/ Mark A. Mitchell	By:	/s/ Steve T. Min

Name:	Mark A. Mitchell	Name:	Steve T. Min

Title:	Vice President & General Counsel	Title:	Executive Vice President and General Counsel

SELLERS:		NEWCO:

DFB PHARMACEUTICALS, INC.		CL ACQUISITION CORP.

By:	/s/ Mark A. Mitchell	By:	/s/ Steve T. Min

Name:	Mark A. Mitchell	Name:	Steve T. Min

Title:	Vice President & General Counsel	Title:	Executive Vice President and General Counsel

H. Paul Dorman		John W. Mason

/s/ H. Paul Dorman		/s/ John W. Mason

John W. Feik		John L. Marion

/s/ John W. Feik		/s/ John L. Marion

Anne Burnett Windfohr

/s/ Anne Burnett Windfohr

Signature Page to Amendment to Agreement and Plan of Merger